Exhibit 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 15, 2002 relating to the financial statements for each of the two years ended September 30, 2001, which appears in Headwaters Incorporated's Annual Report on Form 10-K for the year ended September 30, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah
July 21, 2003